                                ARTICLES OF AMENDMENT
                                          OF
                          RESTATED ARTICLES OF INCORPORATION
                                          OF
                            EXCELSIOR-HENDERSON MOTORCYCLE
                                MANUFACTURING COMPANY



    The undersigned, Daniel L. Hanlon, Co-Founder, Co-Chairman of the Board and Co-Chief Executive Officer of Excelsior-Henderson Motorcycle Manufacturing Company, a Minnesota corporation, (the "Corporation"), hereby certifies that:

     (i) The name of the Corporation is Excelsior-Henderson Motorcycle Manufacturing Company.

    (ii) Article 5 of the Corporation's Restated Articles of Incorporation has been amended to read in its entirety as follows:

                                      "ARTICLE 5

                                       CAPITAL

    The total authorized number of shares of the Corporation is 23,333,332.
The shares are classified into two classes, consisting of 6,666,666 shares of undesignated Preferred Stock, of the par value of $.01 per share, and 16,666,666 shares of Common Stock, of the par value of $.01 per share.

    The Board of Directors is authorized to establish one or more series of Preferred Stock by resolution adopted and filed in the manner provided by law, setting forth the designation of each such series, and fixing the relative rights and preferences of each such series, including, but not limited to, fixing the relative voting rights, if any, of each such series of Preferred Stock to the full extent permitted by law."

    (iii) The foregoing amendment has been adopted pursuant to Chapter 302A of the Minnesota Statutes.

    IN WITNESS WHEREOF, I have subscribed my name this 21st day of May, 1997.


                              /s/ Daniel L. Hanlon
                             ------------------------------------------------
                              Daniel L. Hanlon, Co-Founder Co-Chairman of the
                                Board and Co-Chief Executive Officer

                                       RESTATED
                              ARTICLES OF INCORPORATION
                                          OF
                            EXCELSIOR-HENDERSON MOTORCYCLE
                                MANUFACTURING COMPANY

         I, the undersigned, Daniel L. Hanlon, the President of
Excelsior-Henderson Motorcycle Manufacturing Company, a Minnesota corporation, do hereby certify that the following Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as previously amended and were adopted pursuant to Chapter 302A of the Minnesota Statutes on March 18, 1996 to read in their entirety as follows:

                                      ARTICLE 1

                                         NAME

    The name of the Corporation is Excelsior-Henderson Motorcycle Manufacturing Company.


                                      ARTICLE 2

                                  REGISTERED OFFICE

    The location and post office address of the registered office of the Corporation shall be 607 West Travelers Trail, Burnsville, Minnesota 55337. The registered office may be changed in the manner provided by law


                                      ARTICLE 3

                                       DURATION

    The duration of the Corporation shall be perpetual.

                                      ARTICLE 4

                                 PURPOSES AND POWERS

4.1 PURPOSES. The Corporation shall have general business purposes in accordance with the laws of the State of Minnesota.

4.2 POWERS. The Corporation shall have and may exercise all the powers granted or available under the laws of the State of Minnesota and laws amendatory thereof and supplementary thereto, including all powers necessary or convenient to effect any or all of the business purposes for which the Corporation is incorporated.

                                      ARTICLE 5

                                       CAPITAL

    The total authorized number of shares of the Corporation is 35,000,000.
The shares are classified into two classes, consisting of 10,000,000 shares of undesignated Preferred Stock, of the par value of $.01 per share, and 25,000,000 shares of Common Stock, of the par value of $.01 per share.

    The Board of Directors is authorized to establish one or more series of Preferred Stock by resolution adopted and filed in the manner provided by law, setting forth the designation of each such series, and fixing the relative rights and preferences of each such series, including, but not limited to, fixing the relative voting rights, if any, of each such series of Preferred Stock to the full extent permitted by law.


                                      ARTICLE 6

                                  SHAREHOLDER ACTION

6.1 MAJORITY VOTE. The shareholders shall take action by the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares present and entitled to vote on that item of business, or (2) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, except where the Articles of Incorporation or By-Laws of the Corporation, or the laws of the State of Minnesota, require a larger proportion or number.

6.2 ACTION WITHOUT MEETING. An action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all shareholders entitled to vote.

6.3 NO CUMULATIVE VOTING.  There shall be no cumulative voting for directors.

6.4 NO PRE-EMPTIVE RIGHTS. There shall be no pre-emptive rights regarding the issuance of shares of the Corporation.

                                      ARTICLE 7

                                     BOARD ACTION

7.1 MAJORITY VOTE. The Board of Directors shall take action by the affirmative vote of a majority of directors present at a duly held meeting, except where the Articles of Incorporation or By-Laws of the Corporation, or the laws of the State of Minnesota, require a larger proportion or number.

                                      ARTICLE 8

                                  DIRECTOR LIABILITY

    No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article 8 shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 302A.599 or 80A.23 of Minnesota Statutes, or (iv) for any transaction from which the director derived an improper personal benefit. If the Minnesota Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of directors of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Minnesota Business Corporation Act. Any repeal or modification of this Article 8 by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of directors of the Corporation existing at the time of such repeal or modification.

                                      ARTICLE 9

                                      AMENDMENTS

9.1 ARTICLES OF INCORPORATION. After the issuance of shares by the Corporation, the Articles of Incorporation may be amended when the proposed amendment is approved by the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares present and entitled to vote on that item of business, or (2) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, except that if the proposed amendment would require a larger majority, or if it would reduce an applicable larger majority, for approving shareholder action, the amendment must receive the larger of the majority required for passage prior to, or which would be required after, the enactment of the proposed amendment.

9.2 BY-LAWS. The Board of Directors shall have the power and authority to adopt, amend, or repeal By-Laws of the Corporation, subject to the power of the shareholders to adopt, amend, or repeal By-Laws; provided, however, that after the adoption of the initial By-Laws, the Board shall not adopt, amend, or repeal any By-Laws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filing vacancies in the Board, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend By-Laws to increase the number of directors.

    IN WITNESS WHEREOF, I have subscribed my name this 29th day of March, 1996.



                                       /s/ Daniel L. Hanlon
                                       -----------------------------
                                       Daniel L. Hanlon